UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 13, 2012

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 E. Market Street, Warren, OH	44481
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 373-1221

Not applicable.

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) As previously reported, Steven R. Lewis’ employment as President and Chief Executive Officer of First Place Financial Corp. (the “Company”) and Chief Executive Officer of the Company’s wholly owned subsidiary, First Place Bank (the “Bank”) was terminated by the Boards of Directors of the Company and the Bank on April 20, 2012. On May 9, 2012, the Company, as the sole shareholder of the Bank, removed Mr. Lewis as a director of the Bank. Following Mr. Lewis’ terminations and removal as a director of the Bank, he remained a director of the Company. On December 10, 2012, Steven R. Lewis sent by email a resignation letter addressed to the Company’s Chairman of the Board and Corporate Secretary, in which he informed the Company of his resignation as a director on the Board, effective immediately. A copy of Mr. Lewis’s resignation letter is attached hereto as Exhibit 99.1.

In his resignation letter, Mr. Lewis expressed that he was compelled to resign because he did not agree with the strategic direction of the Company. Pursuant to the requirements of Item 5.02 of Form 8-K, the Company has provided Mr. Lewis with a copy of this Form 8-K concurrent with the filing with the Securities and Exchange Commission today.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Resignation letter of Steven R. Lewis, dated December 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: December 13, 2012	By:	/s/ David W. Gifford
David W. Gifford
Chief Financial Officer